SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2004

NEOPHARM, INC.

(Exact name of registrant as specified in charter)

Commission File Number 33-90516

DELAWARE	51-0327886
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

150 Field Drive, Suite 195 Lake Forest, IL	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code (847) 295-8678

(Former name or former address, if changed since last report) Not Applicable

Item 5.           Other Events

On June 17, 2004, NeoPharm, Inc. (the “Company”), appointed a new President and CEO, Mr. Gregory P. Young, to replace Mr. James M. Hussey, whose resignation as President, CEO and a director was accepted by the Company. The Company also elected a new Chairman, Mr. Erick E. Hanson, to replace Dr. John N. Kapoor, who will continue to serve as a director of the Company.

Item 7.           Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired

Not Applicable

(b)                                 Pro Forma Financial Information

Not Applicable

(c)                                  Exhibits:

Exhibit Number	Description
99.1	Press Release dated June 17, 2004

Item 9.           Regulation FD Disclosure

On June 17, 2004, the Company issued a press release announcing the appointment of a new President and CEO and the election of a new Chairman, and the resignation of its former President and Chief Executive Officer.  The Company hereby incorporates by reference into this Item 9 the information set forth in its Press Release dated June 17, 2004, a copy of which is attached hereto as Exhibit 99.1.

The information furnished in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

Date: June 18, 2004	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)